UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___ )

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Check the appropriate box:
☐    Preliminary Proxy Statement
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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

The Honest Company, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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HONEST

MIND.
FULLY.
MADE.™

HONEST
conditioner

Clean + Conscious

HONEST®

2022 PROXY STATEMENT

SKIN + PERSONAL CARE
HONEST
HONEST
HONEST
HONEST
HONEST
HONEST
HONEST
HONEST

DIAPERS + WIPES

HOUSEHOLD + WELLNESS
HONEST
sanitizing wipes
HONEST
disinfecting spray

12130 Millennium Drive, #500
Los Angeles, CA 90094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of The Honest Company, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 25, 2022 at 9:00 a.m. Pacific Time through a live webcast at www.virtualshareholdermeeting.com/HNST2022. In light of the COVID-19 pandemic, the meeting will be conducted in a virtual format only with no in-person attendance.  The meeting will be held for the following purposes:
1.    To elect the Board’s three nominees for director until the 2025 Annual Meeting of Stockholders.
2.    To ratify the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.
3.    To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
This year's Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/HNST2022 and entering the 16-digit Control Number included in your Notice of Internet Availability, proxy card, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 8:45 a.m. Pacific Time, on Wednesday, May 25, 2022.
The record date for the Annual Meeting is March 28, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,
Brendan Sheehey
General Counsel & Corporate Secretary
Los Angeles, California
April 14, 2022

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card mailed to you if one was mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Wednesday, May 25, 2022 at 9:00 a.m. Pacific Time online at www.virtualshareholdermeeting/HNST2022
The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

DEAR FELLOW STOCKHOLDERS,

As we celebrate the 10th year since the launch of The Honest Company, I have spent a lot of time reflecting on how far we've come. I founded Honest on the belief that people shouldn't have to choose between what works and what's good for them and, while I had big aspirations on where we could go, I never imagined we'd be where we are today.

In just a decade, we've taken an idea and built a modern brand that consumers love and trust, with a differentiated platform that positions us for continued growth through our award-winning, multi-category product offering, digital-first connection with consumers and omnichannel accessibility. We've continued our mission to make real and meaningful impact in the communities where we live and work. Our 10-year anniversary also marks our 10th year supporting our official charity partner Baby2Baby in its mission to provide essential items to children living in poverty. Since our launch in 2012, we have donated more than 26 million products and countless employee volunteer hours to organizations making an impact on children, families and individuals in need across the country.

The inception of Honest stemmed from a massive white space I identified as a consumer - the need for a company grounded in purpose that created innovative products designed to be in, on and around my home and family. I quickly realized this desire wasn't mine alone and that most people, if given the option, would choose to live The Honest Life. Our strategy has always been anchored around the consumer, aligning with everyone's desire to live a happy and healthy life. Our purpose to do good for people and the planet by creating clean products has inspired our passionate culture of innovation.

Although 2021 presented challenges for supply chains and raw materials across nearly every industry, our commitment to our mission and our drive to deliver Honest products for all has only become stronger. As we look ahead, our entire executive team remains deeply focused on what we can control: driving product and marketing innovation, investing in digital capabilities and expanding our distribution footprint to position Honest for long-term growth.

I want to share my immense gratitude to everyone who has joined us on this journey over the last 10 years. Thank you for believing in our brand, our products and our mission to empower everyone to love living consciously.

And to our Honest team, the hard work, dedication and perseverance you put into your work each and every day is beyond evident in how far we've come. Thank you for boldly paving our path and bringing the Honest mission to life each and every day. Together, we are building a business to stand the test of time and our work will continue to solidify Honest's position as the next generation, modern brand.

On behalf of our Board of Directors and our team members, I appreciate your ongoing support and look forward to the year ahead.

Very truly yours,

DEAR FELLOW STOCKHOLDERS,

Fiscal year 2021 marked a year of change for both The Honest Company and the world. Honest became a public company in May 2021 and we are grateful for your support as we took this next step in our mission to lead the Clean Conscious consumer movement. Our team's diligence and dedication to our mission-driven purpose allowed Honest to deliver year-over-year revenue growth in all four quarters of 2021, even in the midst of continually evolving health and safety concerns from the COVID-19 pandemic, consumer shopping shifts from Digital to Retail, and supply chain challenges. Although the last year challenged the entire sector and world, we are proud of the commitment that Honest demonstrated to our core values and our unflinching focus on marketing innovation, product innovation, omnichannel distribution, and social responsibility during 2021.

2021 HIGHLIGHTS

- We grew our revenue by 6% and achieved 13% growth in our core categories of Diaper & Wipes and Skin & Personal Care for 2021. Based on growth trends of sales of clean and natural products and Honest's continued investment in marketing and innovation, we anticipate revenue from our core categories continuing to grow in 2022 and beyond. Additionally, we believe these categories continue to be an entry point for new Honest consumers and therefore present an opportunity to grow our brand loyalty across other product offerings.
- We increased our market share in our core categories. Our diapers, wipes and baby personal care retail consumption grew by 11.7%, 7.3% and 10.1% year-over-year respectively, compared to industry growth of 8.8%, (0.1%), and 5.2% in those same categories.
- We created and introduced consumer-centric marketing campaigns to highlight the launch of our Clean Conscious Diaper and Beauty Restage in 2021, both of which can provide meaningful sustainability benefits to Honest consumers. Our creative marketing campaigns and earned media impressions helped increase our unaided brand awareness among diaper consumers from 25% in 2020 to 29% in 2021, an increase of over 15%. In addition, United States household penetration of all our products at the end of 2021 was 4.9%, an increase of approximately 2.7 million households from the beginning of 2020.
- We leveraged our omnichannel distribution strategy and expanded to over 43,000 retail locations in the United States in 2021. We continued to expand internationally, most noticeably with Douglas, the #1 beauty destination in Europe, and have since launched additional categories with other leading European retailers, bringing our retail presence in Europe to eight countries.
- We strengthened our commitment to ESG and Social Responsibility. We launched our Beauty Restage with recyclable, tree-free paperboard cartons in the second quarter of 2021 and continue to invest in 100% PCR shipping cartons and carbon neutral shipping on our domestic Honest.com orders. In addition, as of December 31, 2021, people of color represented almost 50% of our Honest team, women represented 72% of our workforce and 65% of leadership is female at the associate director level and above. Our commitment to diversity and inclusion extends to our Board of Directors with women comprising 33% of our Board and 56% of our Board identifying as people of color.

2022 STRATEGIC FOCUSES

While supply chain challenges and elevated input costs are continuing in 2022, Honest is focused on executing our consumer-centric marketing, product innovation, and distribution expansion strategy by leveraging the strengths we believe will set us up for long-term success:

- A proven lifestyle brand that can extend into many areas of the home
- Strong household penetration, brand awareness, and our Content, Community, Commerce marketing strategy
- A large addressable clean and natural market that is outpacing the conventional market
- Omnichannel capabilities across retail and digital channels to meet consumers wherever they want to shop
- Research & development insights and experience to help improve existing products and drive new product innovation
- Available whitespace for domestic and international expansion

We would like to thank the Board and the entire Honest team whose passion and commitment to the Honest brand enabled the continued execution of our long-term strategy even amongst an uncertain operating environment. With the leadership of the management team, guidance from our Board of Directors, and continued dedication from our Honest workforce, we remain confident in Honest's ability to aptly navigate all short-term headwinds in this ever-changing world and to steadfastly position Honest for continued long-term growth. We remain grateful for your investment in Honest and your confidence in us as we continue our journey to build shareholder value and to inspire everyone to love living consciously.

Sincerely,

James D. White
Chairman of the Board of Directors

Nikolaos Vlahos
Chief Executive Officer

THE HONEST COMPANY, INC.

12130 Millennium Drive, #500
Los Angeles, CA 90094
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
May 25, 2022
MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	6	Plurality	For each director nominee
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022	15	Majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter	For

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of The Honest Company, Inc. (sometimes referred to as the “Company” or “Honest”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 14, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 24, 2022.
How do I attend the Annual Meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/HNST2022. In light of the COVID-19 pandemic, the meeting will be conducted in a virtual format only with no in-person attendance. If you attend the Annual Meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/HNST2022.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 28, 2022, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/HNST2022 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability, proxy card if one was mailed to you or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on May 25, 2022.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/HNST2022 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/HNST2022. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 15, 2022 and until the meeting, stockholders should email Legal@thehonestcompany.com.

Where can we get technical assistance?

If you have difficulty accessing the meeting, please use the technical assistance phone number displayed on the virtual meeting registration page at www.virtualshareholdermeeting.com/HNST2022 where technicians will be available to help you.

1.

For the Annual Meeting, how do we ask questions of management and the Board?

We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business in advance of the Annual Meeting as well as live during the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/HNST2022.

We will post answers to stockholders’ questions that are relevant to our business received before and during the Annual Meeting on our Investor Relations website shortly after the meeting.

If I miss the Annual Meeting, will there be a copy posted online?

Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at investors.honest.com and remain for at least one year.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 28, 2022 will be entitled to vote at the Annual Meeting. On the record date, there were 91,559,415 shares of common stock outstanding and entitled to vote.
What am I voting on?
There are two matters scheduled for a vote:
•Election of three directors (Proposal 1); and
•Ratification of selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022 (Proposal 2).
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or nominee:
Stockholder of Record: Shares Registered in Your Name
If on March 28, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. If you are a stockholder of record, you may vote at the Annual Meeting, or you may vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
•To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/HNST2022. You will need to enter the 16-digit Control Number found on your Notice, or proxy card if one was mailed to you or in the email sending you the Proxy Statement.
•To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on May 24, 2022), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning their proxy card if one was mailed to you, as described below.
2.

•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 24, 2022 to be counted.
•To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 24, 2022 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If on March 28, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm bank or other similar organization, then you are a beneficial owner of shares held in “street name” and you should have received a Notice containing voting instructions from that organization rather than from Honest. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.
Follow the instructions from your broker, bank or other agent regarding how to vote the shares in your account.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 28, 2022.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card if one was mailed to you, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director and “For” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
3.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Honest’s Secretary at 12130 Millennium Drive, #500, Los Angeles, CA 90094
•You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 15, 2022, to The Honest Company, Inc., Attn: Secretary, 12130 Millennium Drive, #500, Los Angeles, CA 90094 and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”).
With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8, our amended and restated bylaws provide that your proposal must be submitted in writing between January 25, 2023 and February 24, 2023 to The Honest Company, Inc., Attn: Secretary, 12130 Millennium Drive, #500, Los Angeles, CA 90094 and comply with the requirements in our amended and restated bylaws, provided, however, that if our 2023 Annual Meeting of Stockholders is held before April 25, 2023 or after June 24, 2023, then the proposal must be received by us no earlier than 120 days prior to such Annual Meeting and no later than the later of (i) 90 days prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2023.
4.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and for the proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions are not applicable with respect to Proposal 1 and will not affect the vote for Proposal 2. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for that proposal. As discussed below, we do not expect broker non-votes on Proposal 2.
What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under stock exchange rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under stock exchange rules and we therefore expect broker non-votes to exist in connection with this proposal. However, because Proposal 2 is considered “routine” under such rules, we do not expect broker non-votes on this proposal because if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
To be approved, Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022, must receive “For” votes from the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter. If you “Abstain” from voting, it will have no effect on the vote for Proposal No. 2.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of stock entitled to vote are present at the meeting virtually or represented by proxy. On the record date, there were 91,559,415 shares outstanding and entitled to vote. Thus, the holders of 45,779,708 shares must be present virtually or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
5.

Proposal 1

Election Of Directors
Classified Board
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has nine members. There are three directors in the class whose term of office expires in 2022. Jeremy Liew and Scott Dahnke have not been nominated for election and their terms will expire at the Annual Meeting. The Nominating and Corporate Governance Committee has recommended each of Julia M. Brown, John R. (Jack) Hartung and Eric Liaw for election as a Class I Director at the Annual Meeting. Mr. Liaw is currently a director of the Company and was previously elected by our stockholders prior to our initial public offering pursuant to the provisions of a voting agreement between us and several of our stockholders. Ms. Brown and Mr. Hartung were recommended for nomination by Mr. Vlahos and Mr. White, respectively. If elected at the Annual Meeting, each of these nominees would serve until the 2025 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting. As a private company, we did not hold an Annual Meeting of Stockholders in 2021.
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Honest. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Class I Directors - Nominees for Election for a Three-year Term Expiring at the 2025 Annual Meeting
Julia M. Brown, age 52
Julia M. Brown is a new nominee for election at the Annual Meeting. Ms. Brown served as the Chief Procurement Officer of Mars Wrigley, a division of Mars, Incorporated, a global manufacturer of confectionery, food, and petcare products and services, from November 2020 to March 2021. From April 2015 to September 2020, she served as the Chief Procurement Officer of Carnival Corporation & plc. From November 2008 to March 2015, she served as Chief Procurement Officer at Kraft Foods and then Mondelēz International, Inc. when it split from Kraft Foods Inc. in 2012. She currently serves on the board of directors of the following publicly traded companies: Molson Coors Beverage Company and Solo Brands, Inc. Ms. Brown holds a Bachelor of Commerce from McMaster University in Hamilton, Canada. We believe Ms. Brown is qualified to serve on our Board due to her significant leadership experience in consumer packaged goods, global supply chain and operations, and her experience serving on the boards of directors of public and private companies.
John R. (Jack) Hartung, age 64

John R. (Jack) Hartung is a new nominee for election at the Annual Meeting. Mr. Hartung has served as Chief Financial Officer of Chipotle Mexican Grill, Inc. (“Chipotle”) since 2002. Prior to joining Chipotle, Mr. Hartung worked for 18 years at McDonald’s Corp., where he held a variety of management positions, most recently as Vice President and Chief Financial Officer of its Partner Brands Group. Mr. Hartung has a Bachelor of Science degree in accounting and economics as well as an M.B.A. from Illinois State University. We believe that Mr. Hartung is qualified to serve on our board because of his expertise overseeing financial and reporting functions as a chief financial officer at multiple public companies, and his extensive public company leadership experience.

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Eric Liaw, age 44
Eric Liaw has served as a member of our Board since November 2013. Since March 2011, Mr. Liaw has served in several roles at Institutional Venture Partners, a venture capital firm, where he currently serves as a General Partner. From August 2003 to January 2011, Mr. Liaw served in several roles at Technology Crossover Ventures, a venture capital firm, including most recently as a Vice President. Mr. Liaw serves on the board of directors of ZipRecruiter, Inc., Lulu's Fashion Lounge Holdings, Inc. and a number of privately held companies. Mr. Liaw holds an A.B. in Economics, with a minor in Computer Science, and a M.S. in Management Science and Engineering from Stanford University. We believe that Mr. Liaw is qualified to serve on our Board due his financial and investment expertise, including his particular focus in the growth of startups in the internet retail space.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Class II Directors Continuing in Office Until the 2023 Annual Meeting
Jessica Alba, age 40
Jessica Alba is one of our founders and has served as our Chief Creative Officer since our incorporation in July 2011 and as Chair of our Board from May 2018 to May 2021. Ms. Alba is a globally recognized and influential Mexican-American business leader, entrepreneur, advocate, actress, and New York Times bestselling author. Ms. Alba serves on the board of directors of Baby2Baby, a charitable organization that provides diapers, clothes and other basic necessities to children living in poverty. We believe that Ms. Alba is qualified to serve on our Board due to her knowledge and insights in founding and developing our Company in addition to her industry experience and knowledge.

Avik Pramanik, age 37
Avik Pramanik has served as a member of our Board since June 2018. Mr. Pramanik is a Partner at L Catterton, a consumer-focused private equity firm. Prior to joining L Catterton in September 2011, Mr. Pramanik served as Director of Strategic Development at Alterna Haircare, a prestige branded haircare company, from January 2011 to June 2011, as an Associate at TSG Consumer Partners, a middle-market private equity firm, from July 2009 to June 2011, and as an Analyst at Goldman Sachs, where he worked in the Investment Banking Division’s Consumer Products and Retail group and in the Principal Investment Area, from June 2006 to June 2009. Mr. Pramanik serves on the board of directors of a number of privately held companies. Mr. Pramanik holds a B.S.B.A. in Finance from Georgetown University. We believe that Mr. Pramanik is qualified to serve on our Board due to his experience as an investor in high growth consumer product brands and knowledge of the beauty, personal care and specialty retail categories.
Nikolaos Vlahos, age 54
Nikolaos Vlahos has served as our Chief Executive Officer and as a member of our Board since March 2017. Prior to joining us, from September 2014 to March 2017, Mr. Vlahos served as Executive Vice President and Chief Operating Officer – Household, Lifestyle and Core Global Functions of The Clorox Company, a global manufacturer of consumer products, where he was responsible for the Charcoal, Glad, Cat Litter, Food, Brita and Burt’s Bees business operating units as well as the company’s Marketing, Sales, Product Supply and Research and Development functions. Mr. Vlahos initially joined The Clorox Company in 1995 as a Chicago regional sales manager and held numerous roles within The Clorox Company’s sales and marketing organization before serving as Vice President – General Manager, Burt’s Bees from April 2011 to February 2013 and Vice President – General Manager, Laundry, Brita and Green Works from March 2009 to February 2011. Before joining The Clorox Company, Mr. Vlahos worked at Helene Curtis where he assisted in the development of brands such as Degree and Suave. Mr. Vlahos holds a B.A. degree in telecommunications from Indiana University. We believe that Mr. Vlahos is qualified to serve on our Board due to his knowledge of our Company gained from his position as Chief Executive Officer, as well as his over 30 years of experience in the consumer packaged goods industry.
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Class III Directors Continuing in Office Until the 2024 Annual Meeting
Katherine Bayne, age 55
Katherine Bayne has served as a member of our Board since October 2018. Since February 2019, Ms. Bayne has served as a Senior Advisor with Guggenheim Securities, the investment banking and capital markets division of Guggenheim Partners. Since March 2018, Ms. Bayne has also served as founder and President of Bayne Advisors, an advisory firm that helps brands and businesses find their strategic identities, drive sustained consumer engagement and innovate for transformative results. Prior to serving in her current roles, from 1989 to 2018, Ms. Bayne served in numerous roles at The Coca-Cola Company focused on consumer strategy, retail marketing and consumer marketing in the United States, Australia and globally, most recently serving as the company’s President, North America Brands, from 2013 to 2015 and Senior Vice President, Global Center, from 2015 to 2018. Ms. Bayne previously served as a member of the board of directors for Ascena Retail Group, Inc., Ann Inc. and Beazer Homes USA. Ms. Bayne currently serves as a member of the board of directors of the following publicly traded companies: Acreage Holdings, Inc., and Eargo, Inc. Ms. Bayne is also a member of the board of visitors for the Fuqua School of Business at Duke University, and serves on the board of directors of the Cox School of Business at Southern Methodist University. Ms. Bayne holds a B.A. in Psychology from Duke University and an M.B.A. from Duke University’s Fuqua School of Business. We believe that Ms. Bayne is qualified to serve on our Board due to her strong background in consumer strategy, retail and consumer marketing and brand management.
Susan Gentile, age 55
Susan Gentile has served on our Board since May 2021. Ms. Gentile is the Chief Financial and Administrative Officer at H.I.G. Capital Management, LLC. Prior to joining H.I.G. Capital Management in May 2018, Ms. Gentile served as Managing Director and Chief Accounting Officer at Oaktree Capital Management, a global alternative investment firm, from October 2013 to March 2018. Ms. Gentile also held various management roles at The Clorox Company from March 2006 to September 2013. Prior to joining The Clorox Company, Ms. Gentile served in roles at Levi Strauss & Co., Motorola, Inc. and Deloitte & Touche LLP. Ms. Gentile holds a B.S.B.A. in Finance from Boston University and is a Certified Public Accountant. We believe that Ms. Gentile is qualified to serve on our Board due to her financial expertise and experience working with consumer product brands.
James D. White, age 61
James D. White has served as Chair of our Board since May 2021. From 2008 to 2016, Mr. White served as the Chairman, President and Chief Executive Officer of Jamba Inc. Mr. White also served as Senior Vice President and General Manager of Safeway, Inc., a U.S. supermarket chain, from 2005 to 2008. From 1983 to 2005, Mr. White held management roles at The Gillette Company, Inc., Nestlé S.A. and The Coca-Cola Company. Additionally, Mr. White currently serves on the board of directors of the following public companies: Affirm Holdings Inc. and The Simply Good Foods Company. Mr. White previously served on the board of directors of Panera Bread Company, Schnucks Markets, Inc., Bradshaw Home, Inc., Callidus Software Inc., Daymon Worldwide, Inc., Hillshire Brands Company and Keane Inc. Mr. White’s non-profit board experience includes Directors Academy, where he is a founding member and previously served as chair of the board of directors, as well as chair of the board of directors for Fair Trade USA. Mr. White previously served on the non-profit boards of directors of the Nasdaq Entrepreneurial Center, The Organic Center and the Network of Executive Women. Mr. White received a B.S. degree, with a major in marketing, from The University of Missouri and an M.B.A. from Fontbonne University. Mr. White is also a graduate of the Cornell University Food Executive Program and was a Stanford University Distinguished Careers Institute Fellow in 2018. We believe that Mr. White is qualified to serve on our Board due to his experience as a public company director and his experience as a consumer products executive.
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Board Diversity
The Board Diversity Matrix, below, provides the diversity statistics for our Board.

Board Diversity Matrix (As of April 14, 2022)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	3	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence of The Board
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, our Board has determined that none of our directors, other than Nikolaos Vlahos and Jessica Alba, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under The Nasdaq Stock Market LLC listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

Our Board has an independent chair, Mr. White, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their
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respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets at least annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the Company’s employees responsible for risk management at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The General Counsel coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of The Board

The Board met 14 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Information Regarding Committees of the Board
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2021 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Ms. Jessica Alba
Mr. Nikolaos Vlahos
Ms. Katherine Bayne	X	X*
Ms. Julia M. Brown
Mr. Scott Dahnke
Ms. Susan Gentile(1)	X*
Mr. John R. (Jack) Hartung
Mr. Eric Liaw	X	X
Mr. Jeremy Liew			X
Mr. Avik Pramanik		X	X
Mr. James D. White(2)			X*
Total meetings in fiscal 2021	7	3	1
*    Committee Chairperson
(1) Ms. Gentile was appointed to the Audit Committee in May 2021 in connection with her appointment to the Board.
(2) Mr. White is the Chair of the Board of Directors and was appointed as Chair of the Nominating and Corporate Governance Committee in May 2021 in connection with his appointment to the Board.
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The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:
•overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of our financial statements;
•managing the selection, engagement terms, fees, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•maintaining and fostering an open avenue of communication between management and the independent registered public accounting firm;

•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
The Audit Committee is composed of three directors: Ms. Bayne, Ms. Gentile and Mr. Liaw. Ms. Gentile serves as the chair of our Audit Committee. The Audit Committee met seven times during 2021. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at investors.honest.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Ms. Gentile qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Gentile’s level of knowledge and experience based on a number of factors, including her formal education and experience in financial and executive roles.
Report of the Audit Committee of the Board*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has
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recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Susan Gentile, Chair
Katherine Bayne
Eric Liaw

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Exchange Act of 1934, as amended (the “Securities Act of 1933”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The Compensation Committee is composed of three directors: Ms. Bayne, Mr. Liaw and Mr. Pramanik. Ms. Bayne serves as the chair of our Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met three times during 2021. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at investors.honest.com.
The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:
•reviewing and determining the compensation to be paid or awarded to our executive officers and non-employee directors;
•reviewing and approving, or making recommendations to the Board for approval of the compensation and other terms of employment of our Chief Executive Officer, and evaluating the Chief Executive Officer’s performance in achieving corporate performance goals and objectives;
•reviewing and discussing with management our compensation disclosures;
•administering our equity and non-equity incentive plans;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•approving the retention of compensation consultants and outside service providers and advisors; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief People Officer and Corporate Secretary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in
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its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged FW Cook as compensation consultants. The Compensation Committee requested that FW Cook:
•evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, FW Cook was requested by the Compensation Committee to perform analyses of competitive performance and compensation levels for a comparative group of companies created by FW Cook and to develop an executive compensation program and company-wide equity grant budget that aligns with the Company’s compensation strategy. At the request of the Compensation Committee, FW Cook also conducted individual interviews with certain members of senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. FW Cook ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with FW Cook, the Compensation Committee approved a compensation program based on the recommendations of FW Cook.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are currently, or have been at any time, one of our executive officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three directors: Mr. Liew, Mr. Pramanik and Mr. White. Mr. White serves as the chair of our Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during 2021. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and investors.honest.com. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
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•identifying, reviewing evaluating, communicating with and recommending that our Board approve, candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•reviewing and assessing the Company’s corporate governance functions;
•overseeing the Company’s environmental, social and governance activities;
•reviewing and evaluating with the Board and the Chief Executive Officer the Company’s management succession plans; and
•overseeing the evaluation of the Board.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, including diversity of a candidate’s perspective, background, nationality, age and other demographics.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will also take into account the results of the Board’s self-evaluation. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 12130 Millennium Drive, #500, Los Angeles, CA 90094 not less than 90 days nor more than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
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Environmental, Social and Governance

The Nominating and Corporate Governance Committee oversees the Company’s Environmental, Social and Governance (“ESG”) activities and makes recommendations to the Company to further its ESG goals. The Nominating and Corporate Governance Committee may appoint and oversee the activities of an ESG Steering Committee, composed of company leaders from across the Company and/or directors of the Company, to advance the Company’s ESG goals. In late 2021, the Company formed an ESG Council made up of cross-functional leaders within the Company to strategize and prioritize goals for 2022. During 2021, the Company has created an “ESG” section of its Investor Relations website to make key ESG related disclosures more accessible to its stakeholders. The Company is currently evaluating ESG third-party vendors to help calculate key data metrics prescribed under the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) frameworks. Additionally, the Company is working with its key stakeholders, as well as ESG rating agencies to provide relevant policies and pertinent ESG information to the investment community.
Stockholder Communications with the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders of the Company wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o The Honest Company, Inc., 12130 Millennium Drive, #500, Los Angeles, CA, 90094, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.
Code of Business Conduct and Ethics
The Company has adopted The Honest Company, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at investors.honest.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
Corporate Governance Guidelines
In 2021, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to (i) Board composition and selection including diversity, (ii) Board meetings and involvement of senior management, (iii) Chief Executive Officer performance evaluation and succession planning, and (iv) Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at investors.honest.com.
Hedging Policy

As part of our Insider Trading Policy, all employees, including our executive officers, non-employee directors and designated consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions involving our securities.
Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2012. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
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Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and 2020, by PricewaterhouseCoopers LLP, the Company’s principal accountant.

	For the year ended December 31,
	2021	2020
(In thousands)
Audit Fees(1)	$3,525	$240
Audit-related Fees(2)	—	250
Tax Fees(3)	152	146
All Other Fees(4)	3	2
Total Fees	3,680	638

(1)Audit Fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements. This category also includes fees for services incurred in connection with our initial public offering.
(2)Audit-related fees are for assurance and related services including, among others, due diligence services.
(3)Tax fees are for professional services primarily for tax compliance services.
(4)All Other Fees consist of PwC's Viewpoint Subscription.

Pre-Approval Policies and Procedures.
In connection with our initial public offering ("IPO") and establishment of our Audit Committee, the Audit Committee adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees described above subsequent to our IPO were pre-approved by the Audit Committee.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

16.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of March 28, 2022, are as follows:

Name	Age	Principal Occupation/ Position Held With the Company
Nikolaos Vlahos	54	Chief Executive Officer and Director
Jessica Alba	40	Founder, Chief Creative Officer and Director
Donald Frey	62	Chief Innovation Officer
Pete Gerstberger	40	Chief Digital & Strategy Officer
Janis Hoyt	65	Chief People Officer
Kelly Kennedy	53	Chief Financial Officer
Glenn Klages	64	Executive Vice President, Supply Chain
Rick Rexing	63	Chief Revenue Officer
Brendan Sheehey	44	General Counsel

The biographies of Mr. Vlahos and Ms. Alba are set forth in “Proposal 1: Election of Directors” above.

Donald Frey has served as our Chief Innovation Officer since June 2017. Prior to joining us, from June 2016 to June 2017, Mr. Frey served as Vice President of WW Research and Development at JAFRA Cosmetics International, Inc. where he oversaw research and development for Skin Care, Color Cosmetics, Fine Fragrances and Personal Care Products. Prior to joining JAFRA, Mr. Frey served as Principal Consultant at Don Frey Consulting from April 2013 to June 2016, where he advised companies on new product development and CPG industries in Brazil, and as Vice President Product Development at Method Products Inc. from January 2008 to April 2013, where he developed sustainable cleaning and personal care products and packaging. Prior to that, Mr. Frey served as Vice President of Research and Development at Avon Products, Inc. from January 1999 to May 2006, Vice President of Research and Development at JAFRA Cosmetics International, Inc. from September 1994 to September 1998 and in several product development roles at Procter & Gamble from March 1986 to September 1994. Mr. Frey holds a B.S. in Chemical Engineering from Rice University.
Pete Gerstberger has served as our Chief Digital and Strategy Officer since October 2021. Mr. Gerstberger has over 18 years of digital strategy experience including spearheading ground-breaking initiatives at both Amazon and Ring. Prior to joining us, as the former Head of Amazon Key, Mr. Gerstberger was responsible for restructuring and scaling the service to more than 50 million Amazon Prime customers, enabling secure deliveries inside Prime customers’ homes. Prior to Amazon, Mr. Gerstberger served as the Vice President and General Manager at Ring leading the development, launch and management of the Ring’s home security system, Ring Alarm, and previously held progressive roles within Retail Merchandising at Staples, Inc. He holds a Bachelor of Science in Finance/Entrepreneurial Business from Babson College.
Janis Hoyt has served as our Chief People Officer since May 2017. Prior to joining us, Ms. Hoyt served as Vice President of Human Resources (“HR”) at Blue Shield of California and was responsible for driving people strategies, talent acquisition, HR business partners and leadership roles in merger and acquisition projects. Prior to joining Blue Shield of California, from July 2008 to June 2013, Ms. Hoyt served as HR Director at The Clorox Company. She held senior HR leadership roles supporting the sales, technology and legal departments. She also held the role of HR Director for The Clorox Company in Latin America and Europe, driving international people initiatives. Prior to that, Ms. Hoyt served as Sr. HR Business Partner at Aetna from May 1997 to June 2008 and Regional HR Manager at Macy’s West from May 1994 to May 1997. Ms. Hoyt is a certified executive coach through the Institute of Professional Excellence in Coaching (IPEC). Ms. Hoyt is the CEO and founder of the Native American Bear Foundation, a private 501(c)(3) organization whose mission is to inspire and assist Native American students pursuing higher educational opportunities. Ms. Hoyt holds a B.A. in Sociology from University of California, Berkeley, an M.A. in Human Resources and Organizational Development from the University of San Francisco, and a Certificate of Management Excellence from the Harvard Business School Executive Education program.

Kelly Kennedy has served as our Chief Financial Officer since January 2021. Prior to joining us, from September 2018 to January 2021, Ms. Kennedy served as Chief Financial Officer of Bartell Drugs, a family-owned pharmacy chain. Ms. Kennedy has served on the board of directors of Vital Farms Inc. since December 2019, FirstFruits Farms LLC since December 2019 and RAD Power Bikes since July 2021. Prior to that, Ms. Kennedy served on the board of directors of Sur La Table, Inc. from September 2018 to November 2020 and served as the Chief Financial Officer
17.

of Sur La Table, Inc. from June 2015 to September 2018, as the Chief Financial Officer of See’s Candies from January 2014 to June 2015 and as the Chief Financial Officer and Treasurer of Annie’s Inc. from August 2011 to November 2013. Ms. Kennedy has also served as Chief Financial Officer at various private companies including Revolution Foods, Inc., Established Brands, Inc., Serena & Lily Inc., Forklift Brands, Inc., and Elephant Pharm, Inc., as well as various financial roles at Williams-Sonoma, Inc. and Dreyer’s Grand Ice Cream Holdings, Inc. Ms. Kennedy received her M.B.A. from Harvard Business School and her B.A. in Economics from Middlebury College.
Glenn Klages has served as our Executive Vice President, Supply Chain since April 2018. Prior to joining us, from January 2014 to March 2018, Mr. Klages served as Chief Operations Officer at Arbonne International LLC, where he led the operations team on matters related to demand planning, procurement, and logistics. From March 2010 to December 2013, Mr. Klages served as Senior Vice President Supply Chain at Philosophy, Inc., where he developed strategy and oversaw execution for the supply chain team. Prior to his time at Philosophy, Mr. Klages served as SVP Supply Chain Operations at Carter’s, Inc. from June 2002 to November 2004 and Vice President Supply Chain Operations at Bath & Body Works, LLC from September 1996 to June 2002. Mr. Klages holds a B.A. in Business Administration from Lycoming College and an M.B.A. from Fairleigh Dickinson University-Florham Campus.
Rick Rexing has served as our Chief Revenue Officer since September 2017. Prior to joining us, from July 1987 to July 2017, Mr. Rexing worked for The Clorox Company serving as Vice President Sales, National Accounts for over half of his career. At The Clorox Company he held numerous positions in sales and the customer organization building business across all channels and categories, creating customer teams and setting sales policy. Mr. Rexing holds a B.S. in Marketing/Management from Indiana State University – Evansville (now University of Southern Indiana) and an M.B.A. from Xavier University.
Brendan Sheehey has served as our General Counsel since June 2020. Prior to joining us, from October 2018 to June 2020, Mr. Sheehey served as General Counsel and Corporate Secretary at Targus International LLC, where he led the company’s legal department and oversaw its corporate governance. Prior to joining Targus, from January 2016 to October 2018, Mr. Sheehey served as Associate General Counsel at Arbonne International LLC, where he provided legal support to the company’s product development and marketing, international expansion, commercial contracts, and mergers and acquisitions efforts. Prior to that, Mr. Sheehey served as Counsel at Sidley Austin LLP from July 2015 to January 2016, where he represented clients in FTC regulatory matters and as Corporate Counsel at Corinthian Colleges from September 2011 to July 2015, where he handled litigation and insurance matters. From September 2006 to September 2011, Mr. Sheehey served as an Associate at Sidley Austin LLP. Mr. Sheehey holds a B.A. in Geography from U.C. Santa Barbara, an M.A. in Geography from the University of South Carolina and a J.D. from University of California, Hastings College of the Law.
18.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 28, 2022 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Applicable percentages are based on 91,559,415 shares outstanding on March 28, 2022, adjusted as required by rules promulgated by the SEC.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 28, 2022. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.
Common stock subject to stock options currently exercisable or exercisable within 60 days of March 28, 2022 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o The Honest Company, Inc., 12130 Millennium Drive, #500, Los Angeles, California 90094.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
THC Shared Abacus, LP (1)	12,169,803	13.3%
Institutional Venture Partners XIII, L.P. (2)	10,413,481	11.4%
The Vanguard Group, Inc. (3)	4,646,712	5.1%

Executive Officers and Directors
Nikolaos Vlahos (4)	4,953,858	5.1%
Kelly Kennedy (5)	219,828	*
Jessica Alba (6)	6,053,687	6.5%
Katherine Bayne (7)	122,036	*
Julia M. Brown (8)	-	-
Scott Dahnke (9)	12,183,799	13.3%
Susan Gentile (10)	16,303	*
John R. (Jack) Hartung (11)	-	-
Eric Liaw (12)	16,577	*
Jeremy Liew (13)	119,686	*
Avik Pramanik (14)	14,383	*
James D. White (15)	32,984	*
All executive officers and directors as a group (18 persons) (16)	26,616,881	26.2%

*    Less than one percent.
(1)    Consists of 12,169,803 shares of common stock. C8 Management, L.L.C. is the general partner of THC Shared Abacus, LP (“THC Shared Abacus”). Scott A. Dahnke and J. Michael Chu are the managing members of C8 Management, L.L.C. and have shared voting and dispositive power with respect to the shares held by THC Shared
19.

Abacus. Messrs. Dahnke and Chu disclaim beneficial ownership of such shares except as to their pecuniary interest therein. The address for THC Shared Abacus is c/o L Catterton Partners, 599 West Putnam Avenue, Greenwich, Connecticut 06830.

(2)    Consists of (i) 10,396,904 shares of common stock held by Institutional Venture Partners XIII, L.P. (“IVP”), (ii) 2,997 shares issued to Mr. Liaw and assigned to Institutional Venture Management XIII, LLC (“IVM”), and (iii) 13,580 shares of common stock issuable pursuant to RSUs held by Mr. Liaw and assigned to IVM that vest within 60 days of March 28, 2022. IVM is the general partner of IVP. Mr. Liaw has entered into a director compensation assignment agreement, pursuant to which he has agreed to assign the beneficial interest in any equity awards granted to him for his service as director of the Company to IVM. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps are the managing directors of IVM and share voting and dispositive power over the shares held by IVP and the shares assigned by Mr. Liaw to IVM. The address for these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(3)    Based on a Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 10, 2022, reporting, as of December 31, 2021, beneficial ownership of 4,646,712 shares of common stock, with the shared power to vote or to direct the vote of 115,869 shares of common stock, the sole power to dispose or to direct the disposition of 4,510,379 shares of common stock, and the shared power to dispose or direct the disposition of 136,333 shares of common stock. The Schedule 13G filed by Vanguard provides information only as of December 31, 2021 and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2021 and March 28, 2022. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)    Consists of (i) 88,278 shares of common stock held by the Nikolaos and Angela Vlahos 2006 Trust, over which Mr. Vlahos and his wife share voting and investment power as trustees, (ii) 4,713,010 shares of common stock underlying stock options held by that are exercisable within 60 days of March 28, 2022, and (iii) 152,570 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022.

(5)    Consists of (i) 20,000 shares of common stock and (ii) 199,828 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022.
(6)    Consists of: (i) 4,253,036 shares of common stock held by the Warren Trust Dated 12/22/10, over which Ms. Alba and her husband share voting and investment power as trustees, (ii) 1,698,333 shares of common stock underlying stock options held by Ms. Alba that are exercisable within 60 days of March 28, 2022, and (iii) 102,318 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022.
(7)    Consists of (i) 3,224 shares of common stock, (ii) 105,000 shares of common stock underlying stock options held by Ms. Bayne that are exercisable within 60 days of March 28, 2022, and (iii) 13,812 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022.

(8)    Ms. Brown has been nominated for election at the Annual Meeting to serve on our Board as a Class I director.

(9)    Consists of (i) the shares held of record by THC Shared Abacus and disclosed in footnote (1) above, (ii) 958 shares of common stock, and (iii) 13,038 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022. Mr. Dahnke is the Co-Chief Executive Officer of L Catterton Partners and may be deemed to beneficially own the shares held of record by THC Shared Abacus as disclosed in footnote (1).
(10)    Consists of (i) 958 shares of common stock and (ii) 15,345 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022.

(11)     Mr. Hartung has been nominated for election at the Annual Meeting to serve on our Board as a Class I director.

(12)    Consists of (i) 2,997 shares of common stock and (ii) 13,580 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022. Mr. Liaw has entered into a director compensation assignment agreement, pursuant to which he has agreed to assign the beneficial interest in any equity awards granted to him for his service as director of the Company to IVM.

(13)    Consists of (i) 108,195 shares of common stock held by Mr. Liew and (ii) 11,491 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022. Lightspeed General Partner Select, L.P. (“LGP Select”) is the general partner of Lightspeed Select. Lightspeed Ultimate General Partner Select, Ltd. (“LUGP Select”) is the general partner of LGP Select. Mr. Liew is a director of LUGP Select, and shares voting and
20.

dispositive power with respect to the shares held by Lightspeed Select. Mr. Liew disclaims beneficial ownership of the shares held by Lightspeed Select, except to the extent of his pecuniary interest therein.

(14)    Consists of (i) 958 shares of common stock and (ii) 13,425 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022.

(15)    Consists of (i) 13,462 shares of common stock and (ii) 19,522 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022.

(16)    Consists of (i) 16,673,360 shares of common stock held by our current directors and executive officers as a group, (ii) 9,216,516 shares of common stock issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of March 28, 2022, and (iii) 727,005 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 28, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.
To the Company’s knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, since January 1, 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that, due to an administrative oversight:
•Each of Mr. Vlahos, Ms. Alba, Mr. Frey, Ms. Hoyt, Ms. Kennedy, Mr. Klages, Ms. Manner (who served as an executive officer of the Company through December 31, 2021), Ms. Parvaneh (who served as an executive officer of the Company through December 31, 2021), Mr. Rexing and Mr. Sheehey, failed to timely file one report, of one transaction per report.
•Each of Ms. Bayne, Mr. Dahnke, Mr. Pramanik and Mr. White failed to timely file one report, of one transaction per report.
•Mr. Liaw failed to timely file two reports, each of one transaction per report.
EXECUTIVE COMPENSATION
Our named executive officers for the year ended December 31, 2021, consisting of our principal executive officer and the next two most highly compensated executive officers were:

•Nikolaos Vlahos, our Chief Executive Officer;
•Kelly Kennedy, our Chief Financial Officer; and
•Jessica Alba, our Chief Creative Officer
As an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”), we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the “Summary Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table below. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” votes.

21.

Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2021 and 2020, compensation awarded to, or paid to our named executive officers.

Name and Principal Position		Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
	Year
Mr. Nikolaos Vlahos, Chief Executive Officer	2021	822,115	4,032,659	8,946,719	-	-	62,714	13,864,207
	2020	803,942	4,032,659	-	1,462,059	448,000	54,247	6,800,907
Kelly Kennedy, Executive Vice President, Chief Financial Officer	2021	358,462 (4)	-	6,418,002	-	-	35,468	6,811,931
Jessica Alba, Chief Creative Officer	2021	563,077	1,417,714	6,000,001	-	-	751	7,981,543
	2020	503,846	1,417,714	-	129,000	280,000	153	2,330,713

(1)    Reflects bonuses paid to Mr. Vlahos and Ms. Alba during 2021 and 2020 for his or her contributions toward the success of the Company in completion of our IPO. See “—Narrative to the Summary Compensation Table —Bonuses” below for a description of the material terms pursuant to which the bonuses for 2021 were awarded.
(2)     Amounts reported represent the aggregate grant date fair value of the restricted stock units (“RSUs”) and stock options granted to our named executive officers during 2021 under our 2021 Equity Incentive Plan (“2021 Plan”) and, for Mr. Vlahos and Ms. Alba, during 2020 under our Amended and Restated 2011 Stock Incentive Plan (“2011 Plan”), and (ii) the incremental fair value related to the modification in February 2020 of the vesting schedule of stock options granted to Mr. Vlahos and Ms. Alba in September 2018, in each case computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value and incremental fair value of the stock options reported in this column are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 28, 2022. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(3)    For 2021, represents (i) for Mr. Vlahos, $11,400 for matching contributions made by us under our 401(k) plan, $18,573 for medical plan premiums paid by us, $2,269 for dental, vision and life insurance policy premiums paid by us, $12,000 in financial planning services paid by us, $6,850 in tax gross-ups for such financial planning services, $10,948 in legal fees we paid for review and preparation of Mr. Vlahos’ amended and restated employment agreement and related documentation; $147 in gifts, $27 in tax gross-ups for such gifts, and $500 for cell phone and internet reimbursements; (ii) for Ms. Kennedy, $11,400 for matching contributions made by us under our 401(k) plan, $20,920 for medical plan premiums paid by us; $2,100 for dental, vision and life insurance policy premiums paid by us, $147 in gifts, $19 in tax gross-ups for such gifts, $450 for cell phone and internet reimbursements and $431 of workers compensation insurance paid by us; and (iii) for Ms. Alba, $102 in gifts, $148 for life insurance policy premiums paid by us and $500 for cell phone and internet reimbursements.
(4)    Ms. Kennedy’s employment with us commenced on January 27, 2021; therefore certain amounts for Ms. Kennedy, such as salary, reflect a partial year of service.
Narrative to Summary Compensation Table
Annual Base Salary

Our named executive officers receive an annual base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers, except Ms. Alba as described below, is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. The 2021 annual base salaries for our named executive officers were as follows: (1) $800,000 for Mr. Vlahos from January 1, 2021 to May 3, 2021 and $825,000 from May 4, 2021 to December 31, 2021, (2) $400,000 for Ms. Kennedy from January 27, 2021 to December 31, 2021, and (3) $500,000 for Ms. Alba from January 1, 2021 to May 3, 2021 and $600,000 from May 4, 2021 to December 31, 2021.
22.

Bonuses
IPO Bonuses

In December 2020, we entered into liquidity event bonus agreements with Mr. Vlahos and Ms. Alba. The liquidity event bonus agreements provided that if a liquidity event (as defined in the named executive officer’s liquidity event bonus agreement, and which included the completion of the IPO) occurs prior to December 31, 2021 and the named executive officer remains an employee of the Company in good standing through the effective date of the liquidity event, then the named executive officer would be entitled to receive a lump sum cash bonus equal to $4,032,659 for Mr. Vlahos and $1,417,714 for Ms. Alba. We paid these liquidity event bonuses to Mr. Vlahos and Ms. Alba in December 2020 and following the completion of the IPO in May 2021.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We also believe that our equity awards are an important retention tool for our executives. Prior to our IPO, we granted stock options for this purpose; following the completion of our IPO, we have used RSUs for this purpose because they reward our executives for superior stock performance, but also encourage executive retention as these awards vest over multiple years and can maintain value even during periods when there is volatility in our stock price. We award RSUs broadly to our employees. Grants to our executives and other employees are made at the discretion of our Board and are generally made during the first quarter of the year for current employees and the quarter of hire for new employees.
Prior to our IPO on May 7, 2021, all of the stock options and RSUs we have granted were made pursuant to our 2011 Plan. Following completion of our IPO, we have granted equity incentive awards under the terms of our 2021 Plan.

IPO RSU Grants
In May 2021, we granted Mr. Vlahos, Ms. Kennedy and Ms. Alba 610,281 RSUs, 299,318 RSUs and 409,277 RSUs, respectively (the “IPO Awards”). The IPO Awards became effective upon the completion of the IPO, and in the case of Ms. Kennedy and Ms. Alba vest over a five-year period, with 20% vesting on May 4, 2022, and the remainder vesting in 16 equal quarterly installments thereafter, in each case, subject to the executive officer’s continuous service with us as of each vesting date. In the case of Mr. Vlahos, the IPO Award vests over a 5-year period with 20% of the shares vesting on May 4, 2022, 5% of the shares vesting on each quarterly vesting date from May 19, 2022 through November 19, 2023, and the remainder vesting in monthly installments from January 19, 2024 through April 19, 2026, subject to continued service to us through the applicable vesting date. Each IPO Award is also subject to the terms and conditions of the 2021 Plan and an award agreement that we have entered into with the applicable grantee.

23.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards for the named executive officers.
Outstanding Equity Awards At December 31, 2021

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Nikolaos Vlahos Chief Executive Officer	4/26/2017 (1)	4/26/2017	745,126	-	$5.125 (2)	4/26/2027	-	-
	4/26/2017 (1)	4/26/2017	377,634	-	$5.125 (2)	4/26/2027	-	-
	4/27/2017 (1)	4/26/2017	1,888,168	-	$5.125 (2)	4/27/2027	-	-
	9/12/2018 (3)	9/12/2018	487,500	112,500	$5.750	9/12/2028	-	-
	9/12/2018 (4)	5/4/2021	300,000	-	$5.750	9/12/2028	-	-
	9/12/2018 (4)	5/4/2021	300,000	-	$5.750	9/12/2028	-	-
	2/28/2020 (4)	2/28/2020	114,583	135,417	$5.225	2/28/2030	-	-
	2/28/2020 (4)	5/4/2021	166,666	-	$5.225	2/28/2030	-	-
	2/28/2020 (4)	5/4/2021	125,000	-	$5.225	2/28/2030	-	-
	2/28/2020 (4)	5/4/2021	125,000	-	$5.225	2/28/2030	-	-
	5/26/2021 (5)	5/4/2021	-	-	-	-	610,281	4,937,173
Kelly Kennedy Executive Vice President, Chief Financial Officer	2/10/2021 (6)	1/27/2021	-	-	-	-	80,000	647,200
	2/10/2021 (7)	5/4/2021	-	-	-	-	120,000	970,800
	5/26/2021 (8)	5/4/2021	-	-	-	-	299,318	2,421,483
Jessica Alba Chief Creative Officer	12/19/2014 (1)	12/19/2014	465,000	-	$5.125 (2)	12/19/2024	-	-
	3/24/2015 (9)	3/24/2015	550,000	-	$5.125 (2)	3/24/2025	-	-
	2/7/2018 (3)	2/7/2018	287,500	12,500	$5.125	2/7/2028	-	-
	9/12/2018 (4)	5/4/2021	100,000	-	$5.750	9/12/2028	-	-
	9/12/2018 (4)	5/4/2021	100,000	-	$5.750	9/12/2028	-	-
	9/12/2018 (3)	9/12/2018	162,500	37,500	$5.750	9/12/2028	-	-
	5/26/2021 (8)	5/4/2021	-	-	-	-	409,277	3,331,051

(1)    25% of the shares underlying this option vest on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter, subject to continued service to us through the applicable vesting date.
(2)    Option was repriced on January 22, 2018 based on the valuation of our common stock of $5.125 as of January 1, 2018.
(3)    1/48th of the shares underlying this option vest on a monthly basis following the vesting commencement date, subject to continued service to us through the applicable vesting date.
(4)    The shares underlying this option vested on the effective date of the registration statement for our IPO, which met the requirements of the applicable “Qualifying Liquidity Event.”
(5)    Effective March 2022, the vesting schedule of this RSU award was amended such that 20% of the shares underlying this RSU award vest on the one-year anniversary of the vesting commencement date, 5% of the shares underlying this RSU award vest on each quarterly vesting date from May 19, 2022 through November 19, 2023, and the remainder vest in monthly installments from January 19, 2024 through April 19, 2026, subject to continued service to us through the applicable vesting date. See footnote (8) below for the vesting dates prior to such amendment.
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(6)    25% of the shares underlying this RSU award vest on the vesting commencement date and the remainder vest in 12 equal quarterly installments thereafter, subject to continued service to us through the applicable vesting date.
(7)     The shares underlying this RSU award vest one year from the effective date of the registration statement for our IPO, which met the requirements of the applicable “Qualifying Liquidity Event.”
(8)    20% of the shares underlying this RSU award vest on the one-year anniversary of the vesting commencement date and the remainder vest in 16 equal quarterly installments thereafter, subject to continued service to us through the applicable vesting date.

(9)    1/60th of the shares underlying this option vest on a monthly basis following the vesting commencement date, subject to continued service to us through the applicable vesting date.
Employment Agreements with our Named Executive Officers

Below are descriptions of the material terms of our employment agreements with each of our named executive officers, including the severance terms, which are described below under “Potential Payments Upon Termination or Change in Control.” Each of our named executive officers has executed a form of our standard confidential information and inventions assignment agreement.
Agreement with Nikolaos Vlahos
On April 24, 2021, we entered into an amended and restated employment agreement with Mr. Vlahos, our Chief Executive Officer. The amended and restated employment agreement became effective on May 4, 2021, has no specific term and provides that Mr. Vlahos is an at-will employee. The agreement initially provided that Mr. Vlahos was eligible to receive an annual base salary of $825,000 and was eligible for an annual discretionary bonus with a target amount equal to 50% of his annual base salary. In January 2022, in connection with our annual performance review, we determined it was appropriate to increase Mr. Vlahos’ base salary to $850,000 and target bonus eligibility to 100%.
Agreement with Jessica Alba
On April 26, 2021, we entered into an amended and restated employment agreement with Ms. Alba, our Chief Creative Officer. The amended and restated employment agreement became effective on May 4, 2021, has no specific term and provides that Ms. Alba is an at-will employee. Ms. Alba’s annual base salary was $600,000 as of the effective date of the agreement, which amount, pursuant to the terms of the agreement, increased to $700,000 effective February 1, 2022. Ms. Alba was eligible for an annual discretionary cash bonus with a target amount equal to 55% of her annual base salary as of the effective date of the agreement, which amount, pursuant to the terms of the agreement, increased to 70% of Ms. Alba’s then-current base salary starting January 1, 2022. The agreement provides that Ms. Alba will receive annual RSU grants with a value of $1,500,000 in each of fiscal years 2022 and 2023 and with a value of $3,000,000 in fiscal years 2024 through 2030, subject to her continued employment through each grant date, which must occur no later than 60 days following the beginning of the applicable fiscal year. The number of RSUs subject to each grant is calculated by dividing the value of the RSUs by the 30-day trailing average of the closing price of a share of our common stock. Each award will vest at the rate of 25% on the first anniversary of the first day of the applicable fiscal year with respect to which the award was granted, and 6.25% per quarter thereafter, in each case, subject to Ms. Alba’s continued service through each applicable vesting date.
Agreement with Kelly Kennedy
On April 24, 2021, we entered into an amended and restated employment agreement with Ms. Kennedy, our Executive Vice President and Chief Financial Officer. The amended and restated employment agreement became effective May 4, 2021, has no specific term and provides that Ms. Kennedy is an at-will employee. The agreement initially provided that Ms. Kennedy was eligible to receive an annual base salary of $400,000 and was eligible for an annual discretionary cash bonus with a target amount equal to 40% of her annual base salary. In January 2022, in connection with our annual performance review, we determined it was appropriate to increase Ms. Kennedy’s base salary to $415,000 and target bonus eligibility to 70%.
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Potential Payments Upon Termination or Change in Control
Each of our named executive officers is eligible for severance benefits under his or her employment agreement with us upon termination of employment under certain circumstances, as described below.
If Mr. Vlahos is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason” (such terms as defined below), he will be entitled to receive cash severance in an amount equal to (i) 24 months of his then-current base salary, plus (ii) a pro rata portion of his target bonus amount calculated from the achievement of identified corporate goals, with any personal goals deemed achieved as of the date of Mr. Vlahos’ employment termination, with such amount to be paid in equal installments on our regular payroll dates over 24 months. In addition, in the event of a termination of Mr. Vlahos’ employment as a result of his death or disability, Mr. Vlahos or his estate will be entitled to a pro rata bonus amount calculated from the achievement of identified corporate goals, with any personal goals deemed achieved as of the date of Mr. Vlahos’ employment termination.
If Ms. Kennedy is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason” (such terms as defined below), she will be entitled to receive cash severance in an amount equal to (i) six months of her then-current base salary, plus (ii) the cost of six months of continuation coverage under COBRA (on an after-tax basis) for her and her eligible dependents, with such amount to be paid in equal installments on our regular payroll dates over six months.
If Ms. Alba is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason’ (such terms as defined below), in either case outside of the change in control period (as defined below), she will be entitled to receive cash severance in an amount equal to (i) 12 months of her then-current base salary, plus (ii) her target annual bonus amount, with such amount to be paid in equal installments on our regular payroll dates over 12 months. Ms. Alba’s severance will also include a cash amount equal to a pro rata portion of the annual bonus, if any, that she would have otherwise earned for the year in which her employment termination occurs, based on the number of days she was employed in the year of her employment termination. We will also accelerate the vesting of the unvested portion of any of Ms. Alba’s then-outstanding equity awards as to the number of shares subject to the outstanding equity awards that would have vested if Ms. Alba had remained employed for an additional 12 months after her termination date, except if after giving effect to such service credit, and only if such service credit extends to or past the last day of the performance period, any performance-vesting award will vest based on actual performance for the entire performance period. Alternatively, if Ms. Alba is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason,” in either case during the change in control period, Ms. Alba will be entitled to receive (i) cash severance in an amount equal to 24 months of her then-current base salary, plus an amount equal to two times her target annual bonus, (ii) a cash amount equal to a pro rata portion of the annual bonus, if any, that she would have otherwise earned for the year in which her employment termination occurs, based on the number of days she was employed in the year of her employment termination, and (iii) 100% accelerated vesting of all outstanding equity awards, with any performance-vesting award to be deemed to have vested at the target performance level.
As additional severance, we will pay each named executive officer’s COBRA group health insurance premiums for the named executive officer and his or her eligible dependents for up to 24 months for Mr. Vlahos, up to 6 months for Ms. Kennedy and up to 12 months (increased to 24 months if the applicable termination occurs during the change in control period) for Ms. Alba.
These severance benefits are conditioned upon the named executive officer signing and not revoking a separation agreement and release of claims by no later than the sixtieth (60th) day after the employment termination, and resigning from all positions and terminating any relationships as an employee, advisor, officer, or director with us and any of its affiliates as of the date of termination.

For purposes of Mr. Vlahos’ and Ms. Kennedy’s severance benefits, “cause” means any one of the following: (a) willful material breach by such named executive officer of any material company policy (including, but not limited to, our policies on nondiscrimination, anti-harassment, and confidential information) or such named executive officer’s duties or obligations under the employment agreement; (b) such named executive officer’s willful engagement in conduct materially injurious to us, monetarily or otherwise; (c) acts of fraud, theft or other willful illegal acts calling into question such named executive officer’s personal integrity, or conviction on a felony charge, whether or not related to such named executive officer’s employment; or (d) such named executive officer’s willful refusal to follow lawful instructions of our Board.

For purposes of Ms. Alba’s severance benefits, “cause” means any one of the following: (a) willful material breach by Ms. Alba of any material company policy (including, but not limited to, our policies on nondiscrimination, anti-harassment, and confidential information) or Ms. Alba’s duties or obligations hereunder; (b) Ms. Alba’s willful engagement in conduct materially injurious to us, monetarily or otherwise; (c) conviction on acts of fraud, theft or other willful and material illegal acts of moral turpitude, or conviction on a felony charge, whether or not related to
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Ms. Alba’s employment hereunder; or (d) Ms. Alba’s willful refusal to follow lawful and reasonable instructions of our Board.

For purposes of Ms. Alba’s severance benefits, “change in control period” means the period from three months before the consummation of a “change in control” (as defined in the 2021 Plan) until the two-year anniversary of the change in control.

For purposes of our Mr. Vlahos’ and Ms. Kennedy’s severance benefits, “good reason” means any one of the following without the named executive officer’s consent: (a) an assignment of duties or responsibilities (including reporting responsibilities) materially inconsistent with, or which materially reduce, the named executive officer’s duties, authority, responsibilities and status with us; (b) an adverse change in the named executive officer’s title; (c) any material reduction in the named executive officer’s base salary, other than a reduction, generally applicable to our other executives, by not more than 25%; (d) the relocation of the named executive officer’s principal place of employment to a location that is more than twenty-five (25) miles away from its current location; or (e) the uncured breach of any material provision of such officer’s employment agreement (or any other agreement with the named executive officer’s) by us.

For purposes of Ms. Alba’s severance benefits, “good reason” means the occurrence of any one of the following events without Ms. Alba’s written consent: (a) an assignment of duties or responsibilities (including reporting responsibilities) materially inconsistent with, or which materially reduce, Ms. Alba’s duties, authority, responsibilities and status with us (for this purpose, the parties agree that following a change in control (as defined in the 2021 Plan) a material reduction will occur if Ms. Alba does not report directly to the Board of the entity that determines our strategy); (b) an adverse change in Ms. Alba’s title; (c) any material reduction in Ms. Alba’s base salary, other than a reduction, generally applicable to our other executives, by not more than 10%; (d) the relocation of Ms. Alba’s principal place of employment to a location that is more than twenty-five (25) miles away from its current location; or (e) the uncured breach of any material provision of Ms. Alba’s employment agreement (or any other agreement with you) by us.

Mr. Vlahos’ stock options granted in September 2018 and February 2020 (other than his stock options that vested upon the completion of our IPO) accelerate vesting upon certain qualifying terminations of his employment as follows: (i) in the event of his involuntary termination without “cause” or his resignation for good reason within three months before or twelve months following a “change in control” (each as defined in the 2011 Plan), the vesting of the shares of our common stock subject to such options will be accelerated in full and (ii) in the event of his involuntary termination without cause, or his resignation for good reason outside of such change in control period, the vesting of a number of shares of our common stock subject to such options equal to the number of shares, if any, that would have vested during the twelve-month period following such termination or resignation will be accelerated.

In March 2022, our Compensation Committee amended Mr. Vlahos’ RSU award granted on May 26, 2021 so that it is subject to vesting acceleration upon termination of Mr. Vlahos’ service under certain circumstances, as will be described in more detail in the proxy statement for next year’s Annual Meeting of our stockholders.
Retirement Benefits and Other Compensation
Health and Welfare Benefits and Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees, except that our named executive officers are all entitled to our payment of the full cost of premiums of such benefits. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We provided the perquisites described in footnote (3) to the Summary Compensation Table above to our named executive officers in 2021.
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2021 other than our 401(k) plan described below.
401(k) Plan
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986 (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently match 100% of employee contributions of the first four percent of eligible
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compensation in order to attract and retain employees with superior talent. Employees are immediately and fully vested in all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Director Compensation

The following table shows for the fiscal year ended December 31, 2021 certain information with respect to the compensation of all non-employee directors of the Company. Mr. Vlahos, who served as our Chief Executive Officer during 2021, and Ms. Alba, who served as our Chief Creative Officer during 2021, and who continue to serve in such capacities, do not receive additional compensation for their service as directors, and therefore are not included in the Director Compensation table below. All compensation paid to Mr. Vlahos and Ms. Alba is reported above in the “Summary Compensation Table.”
Director Compensation for Fiscal 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Ms. Katherine Bayne	37,500 (1)	233,015	270,515
Mr. Scott Dahnke	32,967	199,184	232,151
Ms. Susan Gentile	46,153	384,176	430,329
Mr. Eric Liaw	10,755 (1)	229,626	240,381
Mr. Jeremy Liew	36,263	199,184	235,447
Mr. Avik Pramanik	41,208	199,184	240,392
Mr. James D. White	21,510 (1)	445,075	466,585

(1)     Ms. Bayne, Mr. Liaw and Mr. White each elected to receive the cash fees he or she was otherwise entitled to receive in the third and fourth quarters of 2021 in the form of an RSU award of equivalent value calculated as set forth under “Equity Compensation” below: Ms. Bayne $37,500, Mr. Liaw $33,750, and Mr. White $67,500. Accordingly, Ms. Bayne, Mr. Liaw and Mr. White each received 2,266, 2,039 and 4,079 fully vested RSUs respectively.
(2)    Amounts reflect the aggregate grant date fair value of RSUs granted in 2021, computed in accordance with the provisions of ASC Topic 718, Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting or settlement of the RSU. The assumptions that we used to calculate these amounts are discussed in Note 12 to our audited consolidated financial statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on March 28, 2022. During 2021, the following number of RSUs were granted to the directors as follows: (i) Ms. Bayne: an award of 12,449 RSUs with a grant date fair value of $199,184 and an award of 2,266 RSUs with a grant date fair value of $33,831, (ii) Mr. Dahnke: an award of 12,449 RSUs with a grant date fair value of $199,184, (iii) Ms. Gentile: an award of 12,449 RSUs with a grant date fair value of $199,184 and an award of 11,562 RSUs with a grant date fair value of $184,992, (iv) Mr. Liaw: an award of 12,449 RSUs with a grant date fair value of $199,184 and an award of 2,039 RSUs with a grant date fair value of $30,442, (v) Mr. Liew: an award of 12,449 RSUs with a grant date fair value of $199,184, (vi) Mr. Pramanik: an award of 12,449 RSUs with a grant date fair value of $199,184 and (vii) Mr. White: an award of 12,449 RSUs with a grant date fair value of $199,184, an award of 11,562 RSUs with a grant date fair value of $184,992 and an award of 4,079 RSUs with a grant date fair value of $60,899.
The table below shows the aggregate numbers of shares of our common stock subject to outstanding option awards (exercisable and unexercisable) and/or RSU awards (unvested) held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.
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Name	Options Outstanding at Year End	Stock Awards Outstanding at Year End
Ms. Katherine Bayne	120,000	11,491
Mr. Scott Dahnke	-	11,491
Ms. Susan Gentile	-	23,053
Mr. Eric Liaw	-	11,491
Mr. Jeremy Liew	-	11,491
Mr. Avik Pramanik	-	11,491
Mr. James D. White	-	23,053

Narrative to Director Compensation Table
Our Board has adopted a Non-Employee Director Compensation Policy (the “Policy”), which became effective in connection with our IPO in May 2021, pursuant to which each of our directors who is not serving as an employee of the Company is eligible to receive compensation for service on our Board and committees of our Board. The Policy consists of the following components:
Cash Compensation
•$50,000 annual cash retainer for service as a non-employee director;
•$125,000 annual cash retainer for service as the non-executive chair of our Board;
•$70,000 annual cash retainer for service as the lead independent director;
•$15,000 annual cash retainer for service as a member of the Audit Committee and $20,000 annual cash retainer for service as chair of the Audit Committee;
•$7,500 annual cash retainer for service as a member of the Compensation Committee and $15,000 annual cash retainer for service as chair of the Compensation Committee; and
•$5,000 annual cash retainer for service as a member of the Nominating and Corporate Governance Committee and $10,000 annual cash retainer for service as chair of the Nominating and Corporate Governance Committee.
The annual cash compensation amounts are payable in equal quarterly installments, in arrears on the last day of each fiscal quarter in which the service occurred, pro-rated for any partial quarter of service.
Equity Compensation
•Initial Grant: Each non-employee director who first joins our Board will be automatically granted an RSU award (the “Initial Grant”), covering a number of RSUs equal to (i) $185,000 divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Initial Grant (or if the Initial Grant is granted on the effective date of the Policy, the initial price of a share of our common stock to the public), rounded down to the nearest whole unit. Each Initial Grant will vest in three equal annual installments on the one-, two- and three-year anniversaries of the grant date, subject to the non-employee director’s continued service on each vesting date.
•Annual Grant and Prorated Annual Grant: On the date of each Annual Meeting of our stockholders, each person who is then a non-employee director will be automatically granted an RSU award (the “Annual Grant”), covering a number of RSUs equal to (i) $185,000 divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Annual Grant, rounded down to the nearest whole unit.
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In addition, each non-employee director who first joins our Board after our 2022 Annual Meeting of our stockholders on a date other than the date of an Annual Meeting of our stockholders, on the date the non-employee director first joins our Board, will be automatically granted an RSU award (the “Prorated Annual Grant”), covering a number of RSUs equal to (i) $185,000 multiplied by a fraction, the numerator of which equals 365 minus the total number of days, as of the grant date of such Prorated Annual Grant, that have occurred since the last Annual Meeting of our stockholders and the denominator of which equals 365, divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Prorated Annual Grant, rounded down to the nearest whole unit.
Each Annual Grant and Prorated Annual Grant will fully vest on the earlier of (i) the one-year anniversary of its grant date, and (ii) the date immediately prior to the next Annual Meeting of our stockholders following its grant date, subject to the non-employee director’s continued service through the applicable vesting date.
•Interim Annual Grant and Prorated Interim Annual Grant: Each non-employee director who first joins our Board before June 1, 2022, will be automatically granted an RSU award (the “Prorated Interim Annual Grant”), on the date such non-employee director first joins our Board. Each Prorated Interim Annual Grant will cover a number of RSUs equal to (i) $185,000 multiplied by a fraction, the numerator of which equals the total number of days during the period beginning on the date the non-employee director first joined our Board and ending on June 1, 2022 and the denominator of which equals 365, divided by (ii) the average fair market value of a share of common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Prorated Interim Annual Grant, rounded down to the nearest whole unit. Each Prorated Interim Annual Grant will fully vest on the earlier of (i) the date immediately prior to the Annual Meeting of our stockholders next following the grant date of the Prorated Interim Annual Grant and (ii) June 1, 2022, subject to the non-employee director’s continued service through the vesting date.
•Retainer Grant: For the third and fourth quarters of 2021 and each of our subsequent fiscal years, each non-employee director may elect to forego receiving payment of all (but not less than all) of the annual cash retainers described above that he or she is otherwise eligible to receive for the period during our fiscal year that the election applies commencing on the first day of such fiscal year (or if the non-employee director makes the election in our fiscal year that the election applies, on the first day of our fiscal quarter next following our fiscal quarter in which the election is made) and ending on the last day of such fiscal year and instead receive an award of RSUs (the “Retainer Grant”), provided such election is timely made and complies with certain other requirements specified in the Policy. If a non-employee director timely makes the election described above in accordance with the Policy, on the first day of our fiscal year that the election applies (or if the non-employee director makes the election in our fiscal year that the election applies, on the first day of our fiscal quarter following our fiscal quarter in which the election is made), the non-employee director will be automatically granted a Retainer Grant covering a number of RSUs equal to the (i) aggregate amount of the annual cash retainers that the non-employee director is eligible to receive under the Policy for the applicable period to which the election applies divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Retainer Grant, rounded down to the nearest whole unit. Each Retainer Grant will vest in equal quarterly installments over the period commencing on the grant date of the Retainer Grant and ending on the last day of the fiscal year in which the Retainer Grant is granted, subject to the non-employee director’s continued service on each vesting date.
Each non-employee director may elect to defer the delivery of shares in settlement of any RSU award granted under the Policy that would otherwise be delivered to such non-employee director on or following the date such award vests pursuant to the terms of a deferral election such non-employee director makes in accordance with the Policy.
Each restricted RSU award held by a non-employee director that is granted under the Policy, including the awards described above, will fully vest upon such non-employee director’s death or disability (as defined in our 2021 Plan), or immediately prior to the consummation of a change in control (as defined in our 2021 Plan), in each case to extent such award is outstanding immediately prior to the occurrence of such event.
The aggregate value of all compensation granted or paid, to any non-employee director with respect to any fiscal year of the company, including awards granted and cash fees paid by us to such non-employee director, will not exceed (1) $750,000 in total value or (2) if such non-employee director first joins our Board during such fiscal year or is serving as the non-employee chair of our Board during such fiscal year, $1,500,000 in total value. The limitations described in the preceding sentence apply starting with 2022.
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Nominee and Assignment Agreements
During 2021, Messrs. Dahnke and Pramanik each entered into nominee and indemnity agreements pursuant to which the Company pays all cash compensation earned in connection with their services to our Board directly to their employer, Catterton Management Company, L.L.C. (“Catterton Management”). RSUs granted to each of Messrs. Dahnke and Pramanik for their service as directors of the Company are held by them as nominees for an investment fund of Catterton Management. During 2021, Mr. Liaw entered into a director compensation assignment agreement, pursuant to which he agreed to assign his right to any cash compensation earned in connection with his service to our Board directly to Institutional Venture Management XIII, LLC (“IVM”), an affiliate of his employer, Institutional Venture Partners, and assign the beneficial interest in any equity awards granted to him for his service as director of the Company to IVM.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2021.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	19,411,406 (1)	$5.26 (2)	6,217,739 (3)
Equity compensation plans not approved by security holders	-	-	-
Total	19,411,406	$5.26	6,217,739

(1)	Consists of shares underlying options and RSUs granted pursuant to our 2011 Stock Incentive Plan and our 2021 Plan.

(2)	The weighted-average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

(3)
Includes 4,167,108 shares of common stock reserved for future issuance under our 2021 Plan and 2,050,631 shares of common stock reserved for future purchase under our 2021 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2021 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2031, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to this provision, we added 3,660,485 shares of common stock that are available for issuance under the 2021 Plan on January 1, 2022, which is not reflected in the table above. The number of shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2031, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, 3,525,000 shares, or a lesser number of shares determined by our Board. Pursuant to this provision, we added 915,121 shares of common stock that are available for issuance under the 2021 Employee Stock Purchase Plan on January 1, 2022, which is not reflected in the table above.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related Person Transactions Policy and Procedures
In May 2021, the Company adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar
31.

capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to such other committee of the Board designated by the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions

The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded $120,000 and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”
2021 Dividend
In April 2021, our Board declared a cash dividend in the amount of $35.0 million to the holders of record of our common stock and our redeemable convertible preferred stock as of May 3, 2021 that was contingent upon the closing of our IPO and was paid in June 2021 (the “2021 Dividend”). The following table summarizes the amount of cash dividends paid to our related parties:

Stockholder	Aggregate Dividend ($)
THC Shared Abacus, LP(1)	13,108,764
Institutional Venture Partners XIII, L.P.(2)	4,853,915
Entities affiliated with Lightspeed Venture Partners(3)	4,293,952
Entities affiliated with Jessica Alba(4)	2,633,660
Nikolaos and Angela Vlahos 2006 Trust(5)	35,107
 ____________________

32.

(1)
THC Shared Abacus, LP (“THC Shared Abacus”), a fund affiliated with L Catterton, beneficially owns more than 5% of our outstanding capital stock. C8 Management, L.L.C. is the general partner of THC Shared Abacus. Scott A. Dahnke, a member of our Board, is co-chief executive officer of L Catterton and a managing member of C8 Management, L.L.C. Avik Pramanik, a member of our Board, is a partner of L Catterton.

(2)	Institutional Venture Partners XIII, L.P. beneficially owns more than 5% of our outstanding capital stock and Eric Liaw, a member of our Board, is a Managing Director of Institutional Venture Management XV, LLC, Institutional Venture Management XVI, LLC, and Institutional Venture Management XVII, LLC, which are funds affiliated with Institutional Venture Partners XIII, L.P.
(3)	The entities affiliated with Lightspeed Venture Partners whose shares are aggregated for purposes of reporting share ownership information are Lightspeed Venture Partners VIII, L.P. and Lightspeed Venture Partners Select, L.P., ("Lightspeed Select"). Jeremy Liew, a member of our Board, is a director of Lightspeed Ultimate General Partner Select, Ltd. and shares voting and dispositive power with respect to the shares held by Lightspeed Select.
(4)	The entities affiliated with Jessica Alba, our Chief Creative Officer, whose shares are aggregated for purposes of reporting share ownership information are the Warren Trust Dated 12/22/10 and the Warren 2012 Gift Trust. Ms. Alba and her husband share voting and investment power as trustees over the shares held by the Warren Trust Dated 12/22/10. Howard Altman has sole voting and investment power as trustee over the shares held by the Warren 2012 Gift Trust.
(5)	Nikolaos Vlahos, our Chief Executive Officer and a member of our Board, and his wife share voting and investment power as trustees over the shares held by the Nikolaos and Angela Vlahos 2006 Trust.
Investors’ Rights, Management Rights, Voting and Co-Sale Agreements
In connection with our redeemable convertible preferred stock and common stock financing in June 2018, we entered into investors’ rights, management rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to these agreements are THC Shared Abacus, L.P. and Institutional Venture Partners XIII, L.P. Nikolaos Vlahos, our Chief Executive Officer and member of our Board, and Jessica Alba, our Chief Creative Officer, are also parties to our voting and right of first refusal and co-sale agreements.
These stockholder agreements terminated upon the closing of our IPO in May 2021, except for the registration rights granted under our investors’ rights agreement, which will terminate upon the earliest of: (1) five years after the completion of our IPO; and (2) with respect to any particular stockholder, such time as such stockholder can sell all of its shares under Rule 144 of the Securities Act or another similar exemption during any 90-day period and such stockholder holds less than one percent of our outstanding capital stock.

Relationships with Jessica Alba
In July 2011, we entered into the Likeness Agreement with Ms. Alba pursuant to which we license Ms. Alba’s likeness.
In April 2020, we entered into an agreement with Summit House Studios LLC, or Summit House, pursuant to which Summit House provides digital ad production services. Ms. Alba is a member of Summit House. In 2021, we paid Summit House approximately $0.6 million in fees for such services.
Other Transactions
We have entered into employment agreements with our executive officers that, among other things, provide for certain compensatory and change in control benefits, as well as severance benefits. For a description of these agreements with our named executive officers, see the section titled “Executive Compensation.”
We have also granted stock options and RSUs to our executive officers and certain of our non-employee directors. For a description of these equity awards, see the section titled “Executive Compensation.”

33.

Indemnification

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

34.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Honest stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Honest. Direct your written request to Attn: Secretary, 12130 Millennium Drive, #500, Los Angeles, CA 90094. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Nikolaos Vlahos
Chief Executive Officer
April 14, 2022

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, The Honest Company, Inc., 12130 Millennium Drive, #500, Los Angeles, CA 90094.

35.

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HONEST
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HONEST

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12130 Millennium Drive, Suite 500
Los Angeles, CA 90094

WWW.HONEST.COM

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D75868-P71653 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HONEST COMPANY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of three Class I directors to the Board of Directors, each to hold office until the 2025 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Julia M. Brown
02) John R. (Jack) Hartung
03) Eric Liaw

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as The Honest Company, Inc.'s independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D75869-P71653

THE HONEST COMPANY, INC.
Annual Meeting of Stockholders
May 25, 2022 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2022 Annual Meeting of Stockholders of The Honest Company, Inc. and the accompanying Proxy Statement, and hereby appoint(s) Kelly Kennedy and Brendan Sheehey, or either of them, as proxies of the undersigned, each with the power to appoint her or his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Honest Company, Inc. that the undersigned stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders of The Honest Company, Inc. to be held at 9:00 AM, Pacific Time on May 25, 2022 via live audio webcast, and any adjournment or postponement thereof. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/HNST2022.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee in proposal 1 and FOR proposal 2. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side